Exhibit 10.1

TRANSITION AND SEPARATION AGREEMENT

This Transition and Separation Agreement (the “Agreement”) by and between Gregg Lakritz (“Employee”) and Corsair Gaming, Inc., a Delaware corporation (the “Company”), is made effective as of the date Employee signs this Agreement (the “Effective Date”) with reference to the following facts:

A.Employee’s status as an officer and executive of the Company will end on the Effective Date;

B.Employee has agreed to continue to serve as an at-will employee providing transition services from the Effective Date through the earlier of: (i) December 31, 2022 or (ii) such earlier date as determined by the Company or the Employee as set out below in Section 1(b) (either, the “Separation Date” and such period, the “Transition Period”); and

C.Employee and the Company desire to establish the obligations of the parties in connection with Employee’s separation from the Company (the “Separation”) including, without limitation, interim services and all amounts due and owing to Employee.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.Transition Period.

(a)Transition Period. Employee’s status as an officer and Chief Accounting Officer of the Company will end on the Effective Date (the “Transition Date”). During the Transition Period, Employee shall serve as an at-will employee reporting to the Chief Financial Officer (the “CFO”) of the Company and Employee shall perform such duties as are reasonably requested by the CFO, including advising the Company’s CFO and be available to respond to requests for information (the “Transition Services”). During the Transition Period, Employee will devote such time and attention during normal business hours to the business and affairs of the Company as is reasonably necessary to perform Employee’s duties.

(b)Separation. A Separation during the Transition Period can occur (i) on December 31, 2022 or (ii) any date between the Effective Date and November 14, 2022, for any reason other than Cause (as defined below) (each (i) and (ii), will be considered a “Qualifying Separation”); and if the Separation takes place: (iii) prior to December 31, 2022 but after November 15, 2022, for any reason, and (iv) on any date for Cause (as defined below) (each of (iii) and (iv) will be considered a “Non-Qualifying Separation”). For purposes hereof, “Cause” shall mean (i) any material breach by Employee of any material written agreement between Employee and the Company and Employee’s failure to cure such breach within 30 days after receiving written notice thereof; (ii) any failure by Employee to comply with the Company’s material written policies or rules as they may be in effect from time to time; (iii) any neglect or persistent unsatisfactory performance of Employee’s duties and Employee’s failure to cure such condition within 30 days after receiving written notice thereof; (iv)

Employee’s repeated failure to follow reasonable and lawful instructions from the Board of Directors of the Company, the CFO or any other executive officer of the Company and Employee’s failure to cure such condition within 30 days after receiving written notice thereof; (v) Employee’s conviction of, or plea of guilty or no contest to, any crime that results in, or is reasonably expected to result in, material harm to the business or reputation of the Company; (vi) Employee’s commission of or participation in an act of fraud against the Company; (vii) Employee’s intentional material damage to the Company’s business, property or reputation; or (viii) Employee’s unauthorized use or disclosure of any proprietary information or trade secrets of the Company or any other party to whom the Employee owes an obligation of nondisclosure as a result of his relationship with the Company.

(c)Salary, and Benefits Continuation.  During the Transition Period, Employee will continue to be paid base salary at the rate in effect on the date of this Agreement in accordance with the Company’s regular payroll procedures, and be eligible for all employee benefit plans available to senior executives of the Company.  Notwithstanding the foregoing, in no event will Employee be eligible for (i) any severance or benefits beyond the benefits and payments set forth herein and/or (ii) any annual performance bonus or similar cash payment for the 2022 calendar year.  All payments made to Employee during the Transition Period will be subject to the required withholding taxes and authorized deductions.

(d)Equity Awards.  As of the Transition Period, Employee holds outstanding equity including but not limited to unexercised options to purchase Company common stock (the “Options”). During the Transition Period, all such outstanding equity, including the Options, shall continue to vest, in each case, in accordance with their terms.

(e)Protection of Information.  During the Transition Period, Employee agrees to remain in compliance with that certain Proprietary Information and Invention Agreement entered into between Employee and the Company (the “Confidentiality Agreement”). Without limiting the foregoing, Employee acknowledges and agrees that, during the Transition Period, Employee shall not, directly or indirectly, become employed by or provide assistance to any competitor of the Company.

(f)SEC Reporting.  Employee acknowledges that to the extent required by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), Employee will have continuing obligations under Section 16(a) and 16(b) of the Exchange Act to report matching transactions, if any, in Company common stock for six (6) months following the Transition Date.  Employee further acknowledges that any transactions by Employee involving Company securities will remain subject to securities laws in all respects, including, without limitation, laws regarding trading while in possession of material nonpublic information.

2.Final Paycheck; Payment of Accrued Wages and Expenses.

(a)Final Paycheck.  As soon as administratively practicable on or after the Separation Date, the Company will pay Employee all accrued but unpaid base salary earned through the Separation Date, subject to standard payroll deductions and withholdings.  Employee is entitled to these payments regardless of whether Employee executes this Agreement or the Release of Claims (as defined below).

(b)Business Expenses.  The Company shall reimburse Employee for all outstanding expenses incurred prior to the Separation Date that are consistent with the Company’s policies in effect from time to time with respect to travel, entertainment and other business expenses, subject to the Company’s requirements with respect to reporting and documenting such expenses.  Employee is entitled to these reimbursements regardless of whether Employee executes this Agreement or the Release of Claims.

(c)No Additional Benefits for Non-Qualifying Separation.  In the event Employee experiences a Non-Qualifying Separation, then Employee shall not be entitled to any compensation or benefits effective as of the date of such Non-Qualifying Separation other than as set forth in this Section 2, including, without limitation, those set forth under Section 3 below.

3.Separation Payments and Benefits.  Without admission of any liability, fact or claim, the Company hereby agrees, subject to (i) this Agreement becoming effective, (ii) Employee experiencing a Qualifying Separation; (iii) the delivery to the Company of the release of claims in the form attached hereto as Exhibit A (the “Release of Claims”) that is signed by Employee on or after the Separation Date and becomes effective and irrevocable within 30 days following the Separation Date, and (iv) Employee’s not being in breach of the Confidentiality Agreement, to provide Employee the severance benefits set forth below.  Specifically, the Company and Employee agree as follows:

(a)Severance. In the event that the Qualifying Separation occurs on December 31, 2022, the Company shall pay Employee a cash lump sum equal to three months of his base salary at the rate in effect immediately prior to the Separation Date. Such payment shall be made in accordance with the Company’s standard payroll practices, less applicable withholdings, on the first payroll date following the date the Release of Claims becomes effective and irrevocable.  For the avoidance of doubt, the severance under this subsection (a) is only payable in the event of a Qualifying Separation that occurs on December 31, 2022, and not in any other situation.

(b)Extended Exercise Period of Options. In the event that the Qualifying Separation occurs on December 31, 2022 or on any date between the Effective Date and November 14, 2022, the post-termination exercise period to exercise the Options shall be extended until the later of (i) 12 months following the Separation Date or (ii) the original expiration date of the applicable Option, subject to earlier termination upon certain corporate transactions as set forth in the applicable equity incentive plan.

(c)Accelerated Vesting of Applicable Options. In the event that the Qualifying Separation occurs on any date between the Effective Date and November 14, 2022, the vesting and exercisability of the Tranches 244 and 311 (as defined in the applicable equity award agreements) of the Options with a grant date of November 13, 2017 shall be accelerated with respect to 100% vesting, effective immediately upon the Separation Date.

(d)Sole Separation Benefit.  Employee agrees that the payment provided by this Section 3 is not required under the Company’s normal policies and procedures and are provided as a severance solely in connection with this Agreement.  Employee acknowledges and agrees that the payment referenced in this Section 3 constitutes adequate and valuable consideration, in and of itself, for the promises contained in this Agreement and the Release of Claims.

4.Full Payment.  Employee acknowledges that the payment and arrangements herein shall constitute full and complete satisfaction of any and all amounts properly due and owing to Employee as a result of Employee’s employment with the Company and the termination thereof.  Employee further acknowledges that, other than the  Confidentiality Agreement, the equity award agreements and Employee’s indemnification agreement with the Company (the “Indemnification Agreement”) (collectively, the “Surviving Agreements”), this Agreement shall supersede each other agreement entered into between Employee and the Company regarding Employee’s employment, and each such agreement, but not the Surviving Agreements, shall be deemed terminated and of no further effect as of the Effective Date.

5.Employee’s Release of the Company.  Employee understands that by agreeing to the release provided by this Section 5, Employee is agreeing not to sue, or otherwise file any claim against, the Company or any of its employees or other agents for any reason whatsoever based on anything that has occurred as of the date Employee signs this Agreement.

(a)On behalf of Employee and Employee’s heirs, assigns, executors, administrators, trusts, spouse and estate, Employee hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its respective owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Employee’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code §§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b); claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, libel, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(ii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iii)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(iv)Claims to any benefit entitlements vested as the date of Employee’s employment termination, pursuant to written terms of any Company employee benefit plan;

(v)Claims for indemnification under any indemnification agreement (including the Indemnification Agreement), the Company’s Bylaws, California Labor Code Section 2802 or any other applicable law; and

(vi)Employee’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided,

however, that Employee does release Employee’s right to secure any damages for alleged discriminatory treatment.

(c)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

6.Post-Employment Obligations.

(a)Non-Disparagement.  Employee agrees that Employee shall not disparage, criticize or defame the Company, its affiliates and their respective affiliates, directors, officers, agents, partners, stockholders, employees, products, services, technology or business, either publicly or privately.  The Company agrees that it shall not, and it shall instruct its officers and members of its board of directors to not, disparage, criticize or defame Employee, either publicly or privately.  Nothing in this Section 6(a) shall have application to any evidence or testimony required by any court, arbitrator or government agency.  Nothing in this Section 6 shall prevent Employee or any Releasee from testifying truthfully in response to a subpoena or other legal process; nor shall anything herein prevent Employee from discussing terms and conditions of Employee’s employment with the Company, as permitted by the National Labor Relations Act and California law, including but not limited to discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Employee has reason to believe is unlawful, or communicating directly with, cooperating with, or providing information to, any federal, state or local government regulator, including, but not limited to, the U.S. Securities and Exchange Commission, the U.S. Commodity Futures Trading Commission, or the U.S. Department of Justice.

(b)Return of Company Property.  Employee warrants and represents that, not later than five (5) business days after the Separation Date, Employee will turn over to the Company all physical or personal property that are the property of the Company and that Employee had in Employee’s possession, custody or control.

7.Employee Representations.  Employee warrants and represents that (a) Employee has not filed or authorized the filing of any complaints, charges or lawsuits against the Company or any affiliate of the Company with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on Employee’s behalf, Employee will immediately cause it to be withdrawn and dismissed, (b) Employee has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in this Agreement, (c) Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Agreement by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject, and (e) upon the execution and delivery of this Agreement by the Company and Employee, this Agreement will be a valid and binding obligation of Employee, enforceable in accordance with its terms.

8.No Assignment by Employee.  Employee warrants and represents that no portion of any of the matters released herein, and no portion of any recovery or settlement to which Employee might be entitled, has been assigned or transferred to any other person, firm or corporation not a party to this Agreement, in any manner, including by way of subrogation or operation of law or otherwise.  If any claim, action, demand or suit should be made or instituted against the Company or any other Releasee because of any actual assignment, subrogation or transfer by Employee, Employee agrees to indemnify and hold harmless the Company and all other Releasees against such claim, action, suit or demand, including necessary expenses of investigation, attorneys’ fees and costs.  In the event of Employee’s death, this Agreement shall inure to the benefit of Employee and Employee’s executors, administrators, heirs, distributees, devisees, and legatees.  None of Employee’s rights or obligations may be assigned or transferred by Employee, other than Employee’s rights to payments hereunder, which may be transferred only upon Employee’s death by will or operation of law.

9.Governing Law.  This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of California or, where applicable, United States federal law, in each case, without regard to any conflicts of laws provisions or those of any state other than California.

10.Miscellaneous.  This Agreement, together with the Surviving Agreements, comprises the entire agreement between the parties with regard to the subject matter hereof and supersedes, in their entirety, any other agreements between Employee and the Company with regard to the subject matter hereof, including, without limitation, the Prior Agreements.  Employee acknowledges that there are no other agreements, written, oral or implied, and that Employee may not rely on any prior negotiations, discussions, representations or agreements.  This Agreement may be modified only in writing, and such writing must be signed by both parties containing a recital that it is intended to modify this Agreement.  This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.  For the avoidance of doubt, Employee acknowledges and agrees that nothing in this Agreement shall trigger any term to resign Employee’s employment.

11.Company Assignment and Successors.  The Company shall assign its rights and obligations under this Agreement to any successor to all or substantially all of the business or the assets of the Company (by merger or otherwise), and shall cause any such successor to expressly assume its obligations hereunder.  This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns, personnel and legal representatives.

12.Maintaining Confidential Information.  Employee reaffirms Employee’s obligations under the Confidentiality Agreement, which shall remain in effect through the Separation Date and thereafter in accordance with its terms.  Employee acknowledges and agrees that the benefits provided in Section 3 above shall be subject to Employee’s continued compliance with the Confidentiality Agreement.  For the avoidance of doubt, nothing in the Confidentiality Agreement or this Agreement will be construed to prohibit Employee from filing a charge with, reporting possible violations to, or participating or cooperating with any governmental agency or entity, including but not limited to the EEOC, the Department of Justice, the Securities and Exchange Commission, Congress, or any agency Inspector General, or making other disclosures that are protected under the whistleblower, anti-discrimination, or anti-retaliation provisions of federal, state or local law or regulation.  Employee does not need the prior authorization of the Company to make any such reports or disclosures, and Employee is not required to notify the Company that Employee has made such reports or disclosures.  Furthermore, in accordance with 18 U.S.C. § 1833, notwithstanding anything to the contrary in the Confidentiality Agreement or this Agreement: (a) Employee shall not be in breach of this Agreement, and shall not be held criminally or civilly liable under any federal or state trade secret law (i) for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) for the disclosure of a trade secret that is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal; and (b) if Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney, and may use the trade secret information in the court proceeding, if Employee files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.

13.Section 409A of the Code.  This Agreement is intended, to the greatest extent permitted under law, to comply with the short-term deferral exemption provided in Section 409A of the Code, and the regulations and other interpretative guidance issued thereunder (“Section 409A”) such that no benefits or payments under this Agreement are subject to Section 409A.  Notwithstanding anything herein to the contrary, the timing of any payments under this Agreement shall be made consistent with such exemption.  Employee’s right to receive a series of installment payments under this Agreement, if any, shall be treated as a right to receive a series of separate payments.  To the extent applicable, this Agreement shall be interpreted in accordance with Section 409A, including without limitation any such regulations or other guidance that may be issued after the Effective Date.  Notwithstanding any provision of this Agreement to the contrary, in the event that the Company determines that any amounts payable hereunder may be subject to Section 409A, the Company may, to the extent permitted under Section 409A cooperate in good faith to adopt such amendments to this Agreement or adopt other appropriate policies and procedures, including amendments and policies with retroactive effect, that the Company determines are necessary or appropriate to avoid the imposition of taxes under Section 409A; provided, however, that this Section 14 shall not create an obligation on the part of the Company to adopt any such amendment, policy or procedure or take any such other action, nor shall the Company have any liability for failing to do so.  To the extent that any reimbursements payable pursuant to this Agreement are subject to the provisions of Section 409A, such reimbursements shall be paid to Employee no later than December 31 of the year following the year in which the expense was incurred, the amount of expenses reimbursed in one year shall not affect the amount eligible for reimbursement in any subsequent year, and Employee’s right to reimbursement under this Agreement will not be subject to liquidation or exchange for another benefit.

14.Employee’s Cooperation.  After the Separation Date, Employee shall cooperate with the Company and its affiliates, upon the Company’s reasonable request, with respect to any internal investigation or administrative, regulatory or judicial proceeding involving matters within the scope of Employee’s duties and responsibilities to the Company or its affiliates during his employment with the Company (including, without limitation, Employee being available to the Company upon reasonable notice for interviews and factual investigations, appearing at the Company’s reasonable request to give testimony without requiring service of a subpoena or other legal process, and turning over to the Company all relevant Company documents which are or may have come into Employee’s possession during his employment); provided, however, that (i) any such request by the Company shall not be unduly burdensome or interfere with Employee’s personal schedule or ability to engage in gainful employment and (ii) this provision shall not apply to any such investigation or proceeding that arises out of or relates to a dispute between Employee and the Company and/or any of its affiliates.

(Signature page(s) follow)

IN WITNESS WHEREOF, the undersigned have caused this Transition and Separation Agreement to be duly executed and delivered as of the date indicated next to their respective signatures below.

DATED: September 28, 2022	/s/ Gregg Lakritz_____________________
Gregg Lakritz

DATED: September 28, 2022	By: /s/ Pete Hilliard___________________
Pete Hilliard
Chief Human Resources Officer

[Signature Page to Transition and Separation Agreement]

EXHIBIT A

GENERAL RELEASE OF CLAIMS1

This General Release of Claims (“Release”) is entered into as of _________________, 202__, between Gregg Lakritz (“Employee”) and Corsair Gaming, Inc., a Delaware corporation (the “Company” and, together with Employee, the “Parties”), effective as of the eighth (8th) day after the date of Employee’s signature hereto.

1.Employee’s Release of the Company.  Employee understands that by agreeing to this Release, Employee is agreeing not to sue, or otherwise file any claim against, the Company or any of its directors, officers, employees, investors or other agents for any reason whatsoever based on anything that has occurred in connection with his employment or other relationship with the Company and the conclusion of that employment or other relationship that the Company as of the date Employee signs this Release.

(a)On behalf of Employee and Employee’s heirs, assigns, executors, administrators, trusts, spouse and estate, Employee hereby releases and forever discharges the “Releasees” hereunder, consisting of the Company and each of its owners, affiliates, subsidiaries, predecessors, successors, assigns, agents, directors, officers, partners, employees, and insurers, and all persons acting by, through, under or in concert with them, or any of them, of and from any and all manner of action or actions, cause or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liability, claims, demands, damages, loss, cost or expense, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which Employee now has or may hereafter have against the Releasees, or any of them, by reason of any matter, cause, or thing whatsoever from the beginning of time to the date hereof, including, without limiting the generality of the foregoing, any Claims arising out of, based upon, or relating to Employee’s hire, employment, remuneration or resignation by the Releasees, or any of them, Claims arising under federal, state, or local laws relating to employment, Claims of any kind that may be brought in any court or administrative agency, including any Claims arising under Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. §  2000, et seq.; Americans with Disabilities Act, as amended, 42 U.S.C. § 12101 et seq.; the Rehabilitation Act of 1973, as amended, 29 U.S.C. § 701 et seq.; the Age Discrimination in Employment Act, as amended, 29 U.S.C. § 621, et seq.; Civil Rights Act of 1866, and Civil Rights Act of 1991; 42 U.S.C. § 1981, et seq.; Equal Pay Act, as amended, 29 U.S.C. § 206(d); regulations of the Office of Federal Contract Compliance, 41 C.F.R. Section 60, et seq.; the Family and Medical Leave Act, as amended, 29 U.S.C. § 2601 et seq.; the Fair Labor Standards Act of 1938, as amended, 29 U.S.C. § 201 et seq.; the Employee Retirement Income Security Act, as amended, 29 U.S.C. § 1001 et seq.; the Worker Adjustment and Retraining Notification Act, as amended, 29 U.S.C.  § 2101 et seq.; the California Fair Employment and Housing Act, as amended, Cal. Lab. Code § 12940 et seq.; the California Equal Pay Law, as amended, Cal. Lab. Code §§ 1197.5(a),199.5; the Moore-Brown-Roberti Family Rights Act of 1991, as amended, Cal. Gov’t Code §§12945.2, 19702.3; California Labor Code

[1]	NTD: To be updated upon the Separation Date for any changes in applicable law.

§§ 1101, 1102; the California WARN Act, California Labor Code §§ 1400 et. seq; California Labor Code §§ 1102.5(a),(b);  Claims for wages under the California Labor Code and any other federal, state or local laws of similar effect; the employment and civil rights laws of California; Claims for breach of contract; Claims arising in tort, including, without limitation, Claims of wrongful dismissal or discharge, discrimination, harassment, retaliation, fraud, misrepresentation, defamation, defamation, infliction of emotional distress, violation of public policy, and/or breach of the implied covenant of good faith and fair dealing; and Claims for damages or other remedies of any sort, including, without limitation, compensatory damages, punitive damages, injunctive relief and attorney’s fees.

(b)Notwithstanding the generality of the foregoing, Employee does not release the following claims:

(i)Claims to enforce Employee’s rights under the Transition and Separation Agreement entered into between the Company and Employee on [________], 2022 (the “Transition and Separation Agreement”).

(ii)Claims for unemployment compensation or any state disability insurance benefits pursuant to the terms of applicable state law;

(iii)Claims for workers’ compensation insurance benefits under the terms of any worker’s compensation insurance policy or fund of the Company;

(iv)Claims to continued participation in certain of the Company’s group benefit plans pursuant to the terms and conditions of COBRA;

(v)Claims to any benefit entitlements vested as the date of Employee’s employment termination, pursuant to written terms of any Company or affiliate employee benefit plan, program or policy;

(vi)Claims for indemnification under any indemnification agreement including the Indemnification Agreement (as defined in the Transition and Separation Agreement), the Company’s Bylaws or any other applicable law; and

(vii)Employee’s right to bring to the attention of the Equal Employment Opportunity Commission claims of discrimination; provided, however, that Employee does release Employee’s right to secure any damages for alleged discriminatory treatment.

(c)Acknowledgement.  In accordance with the Older Workers Benefit Protection Act of 1990, Employee has been advised of the following:

(i)Employee should consult with an attorney before signing this Release;

(ii)Employee has been given at least twenty-one (21) days to consider this Release;

(iii)Employee has seven (7) days after signing this Release to revoke it.  If Employee wishes to revoke this Release, Employee must deliver notice of Employee’s revocation in writing, no later than 11:59 p.m. PT on the 7th day following Employee’s execution of this Release by email to [_______] at [_________________]. Employee understands that if Employee revokes this Release, it will be null and void in its entirety, and Employee will not be entitled to any payments or benefits provided in the Transition and Separation Agreement.

(d)EMPLOYEE ACKNOWLEDGES THAT EMPLOYEE HAS BEEN ADVISED OF AND IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.”

BEING AWARE OF SAID CODE SECTION, EMPLOYEE HEREBY EXPRESSLY WAIVES ANY RIGHTS EMPLOYEE MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

2.Employee Representations.  Employee warrants and represents that (a) he has not filed or authorized the filing of any complaints, charges or lawsuits against the Company  or any of its affiliates with any governmental agency or court, and that if, unbeknownst to Employee, such a complaint, charge or lawsuit has been filed on his behalf, he will immediately cause it to be withdrawn and dismissed, (b) Employee has been paid all compensation, wages, bonuses, commissions, and/or benefits to which Employee may be entitled and no other compensation, wages, bonuses, commissions and/or benefits are due to Employee, except as provided in Section 3 of the Transition and Separation Agreement, (c) Employee has no known workplace injuries or occupational diseases and has been provided and/or has not been denied any leave requested under the Family and Medical Leave Act or any similar state law, (d) the execution, delivery and performance of this Release by Employee does not and will not conflict with, breach, violate or cause a default under any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject, and (e) upon the execution and delivery of this Release by the Company and Employee, this Release will be a valid and binding obligation of Employee, enforceable in accordance with its terms.

3.Maintaining Confidential Information.  Employee reaffirms Employee’s obligations under the Confidentiality Agreement (as defined in the Transition and Separation Agreement).  Employee acknowledges and agrees that the payments provided in

Section 3 of the Transition and Separation Agreement shall be subject to Employee’s continued compliance with Employee’s obligations under the Confidentiality Agreement.

4.Cooperation with the Company.  Employee reaffirms Employee’s obligations to cooperate with the Company pursuant to Section 14 of the Transition and Separation Agreement.

5.Severability.  The provisions of this Release are severable.  If any provision is held to be invalid or unenforceable, it shall not affect the validity or enforceability of any other provision.

6.Choice of Law.  This Release shall in all respects be governed and construed in accordance with the laws of the State of California, including all matters of construction, validity and performance, without regard to conflicts of law principles.

7.Integration Clause.  This Release and the Transition and Separation Agreement contain the Parties’ entire agreement with regard to the transition and separation of Employee’s employment, and supersede and replace any prior agreements as to those matters, whether oral or written. This Release may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and the Chief Executive Officer of the Company.

8.Execution in Counterparts.  This Release may be executed in counterparts with the same force and effectiveness as though executed in a single document.  Facsimile signatures shall have the same force and effectiveness as original signatures.

9.Intent to be Bound.  The Parties have carefully read this Release in its entirety; fully understand and agree to its terms and provisions; and intend and agree that it is final and binding on all Parties.

(Signature page(s) follow)

IN WITNESS WHEREOF, and intending to be legally bound, the Parties have executed the foregoing on the dates shown below.

DATED:______________,202[_]	____________________________________
Gregg Lakritz

DATED:______________,202[_]	By:_________________________________
[____________]
[____________]